                         AGREEMENT AND PLAN OF MERGER

          This Agreement and Plan of Merger (the "Agreement") dated as of February 29, 2000, by and between Design Automation Systems, Inc., a Texas corporation, with its principal place of business at 3200 Wilcrest, Suite 370, Houston, Texas 77042 ("DASI"), EACQ, LLC, a Texas limited liability company, with its principal place of business at 3200 Wilcrest, Suite 370, Houston, Texas 77042 (the "Sub"), The Growth Strategy Group, Inc., a New York corporation, having its principal place of business at 850 Third Avenue, 19th Floor, New York, New York 10022 (the "Company"), and its stockholders, Peter Davis, Jean Albert and Michael McCahey (each, a "Stockholder", and collectively, the "Stockholders") holding in aggregate 100% of the issued and outstanding shares of the Company common stock, $.001 par value per share (the "Company Stock"). DASI, the Sub, the Company and the Stockholders are sometimes referred to collectively herein as the "Parties."

          WHEREAS, the respective Boards of Directors of DASI and the Company, and the Managers of the Sub have approved the acquisition of the Company by DASI, by means of a merger of the Company with and into the Sub (the "Merger"), upon the terms and subject to the conditions of this Agreement;

          WHEREAS, to complete such acquisition, the respective Boards of Directors of DASI and the Company, and the Managers of the Sub, have approved the Agreement upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, the parties intend that the Agreement qualify as a tax-free merger pursuant to Section 368 (a) (1) (A) of the Internal Revenue Code of 1986, as amended (the "Code");

          WHEREAS, DASI, Sub, Company and the Stockholders desire to make certain representations, warranties, covenants and agreements in connection with the Agreement and also to prescribe various conditions to consummation thereof;

          NOW THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties, intending to be legally bound hereby, agree as follows:



                                  SECTION I.
                        THE MERGER AND RELATED MATTERS

           1.1  The Merger.

                         (a)  Subject to the terms and conditions of this
Agreement, at the time of the Closing (as defined in Section 1.8 hereof), (i) articles of merger (the "Texas Certificate of Merger") shall be duly prepared, executed and acknowledged by the Company and the Sub in accordance with the Texas Limited Liability Act (the "TLLCA"), and filed by the Sub in the office of the Secretary of State of the State of Texas, and (ii) certificate of merger (the "New York Certificate of Merger") shall be duly prepared, executed and acknowledged by the Company in accordance with the New York Business Corporation Law (the "NYBCL") and filed by the Company in the Department of State of the State of New York. The Merger shall become effective upon the filing of the Texas Certificate of Merger, in accordance with the provisions and requirements of the TLLCA. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

                         (b)  At the Effective Time, the Company shall be merged
with and into the Sub, and the separate corporate existence of Company shall cease, and the Sub shall survive and continue to exist as a Texas limited liability company (the "Surviving Company").

                         (c)  From and after the Effective Time the Merger shall
have the effects set forth in the NYBCL and Article 10.04 of the TLLCA.

          1.2   Conversion of Stock.

                         (a)  At the Effective Time, each share of Company
common stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company common stock in the treasury of the Company, all of which shall be canceled and none of which shall receive any payment with respect thereto) shall, automatically by virtue of the Merger and without any action on the part of any Person, be converted into and represent the right to receive the Per Share Merger Consideration (as defined in paragraph (b) below).

                         (b)  As used herein the term "Per Share Merger
Consideration" shall mean , for each share of the Company Stock, (i) 1,385 (subject to adjustment pursuant to Section 1.4, the "Conversion Number") shares of common stock, $.01 par value per share, of DASI (the "DASI Common Stock"),
(ii) $1,875 cash (the "Merger Cash"), and (iii) if applicable, the Fractional Cash (as defined in paragraph (c) below).

                         (c)  Notwithstanding the foregoing, no fractional
shares of DASI Common Stock shall be issued to holders of Company common stock; instead, Sub shall, at the time of the exchange set forth in Section 1.4 hereof, pay to each Stockholder who would otherwise be entitled to a fractional share of DASI Common Stock, an amount of cash (the "Fractional Cash") determined by multiplying such fraction by the last closing sales price of DASI Common Stock on the principal securities exchange or trading market where such security is listed or traded for the trading day immediately preceding the Closing.

                         (d)  Each share of DASI Common Stock issued and
outstanding immediately prior to the Effective Time will remain issued and outstanding and unaffected by the Merger.

          1.3   No Dissenting Stockholders.   By a Stockholder's execution of
this Agreement, such Stockholder expressly waives any right under the TLLCA and NYBCL to dissent from the Merger.

          1.4 Exchange Procedures. At the Effective Time, (i) each Stockholder shall deliver to Sub (A) a stock power in the form attached hereto as Exhibit 1.4, (B) a letter of Non-distributive Intent (as described in Section 2.15) and (C) any other documents required by this Agreement, (ii) Sub shall deliver to each Stockholder, by wire transfer of immediately available funds to an account designated in writing to Sub or DASI at least one business day prior to the Closing, a cash amount in United States currency equal to the sum of (x) the Fractional Cash, if any, applicable to such Stockholder, and (y) the product of (I) the number of shares of Company Stock owned by such Stockholder immediately prior to the Effective Time, and (II) the Merger Cash, and (iii) DASI shall issue and deliver to each Stockholder a certificate of DASI Common Stock for the number of whole shares of DASI Common Stock that comes closest to but does not exceed the product of (I) the number of shares of Company Stock owned by such Stockholder immediately prior to the Effective Time, and (II) the Conversion Number. In the event that DASI changes (or establishes a record date for changing) the number of shares of DASI Common Stock issued and outstanding prior to the Effective Time as result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding DASI Common Stock and the record date therefore shall be prior to the Effective Time, the Conversion Number shall be proportionately adjusted.

          1.5 Managers of the Surviving Company. At the Effective Time, the managers of the Surviving Company shall be the managers of Sub immediately prior to the Effective Time, and each of such managers shall hold office, subject to the applicable provision of the Articles of Organization and Regulations of the Surviving Company, until the next annual meeting of members of the Surviving Company and until their respective successors shall be duly elected or appointed and qualified. At the Effective Time, the officers of the Surviving Company shall be the officers of Sub immediately prior to the Effective Time, all of whom are listed on Exhibit
1.5 attached hereto, and each of such officers shall, subject to the applicable provisions of the Articles of Organization and Regulations of the Surviving Company, be the officers of the Surviving Company until their respective successors shall be duly elected or appointed and qualified.

          1.6 Articles of Organization of the Surviving Company. At the Effective Time, the Articles of Organization of the Surviving Company shall be the Articles of Organization of the

          1.7 Sub as in effect immediately prior to the Effective Time, as set forth in Exhibit 1.6 hereto.

          1.8 Regulations of the Surviving Company. The Regulations of the Surviving Company shall be as set forth in Exhibit 1.7 hereto, until thereafter amended as provided by law.

          1.9 The Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place on February 29, 2000 unless extended by mutual agreement of the parties (the "Closing Date").

                                  SECTION II.
                     REPRESENTATIONS AND WARRANTIES OF THE
                         COMPANY AND THE STOCKHOLDERS

       The Company and the Stockholders represent and warrant to DASI as follows:

          2.1 Organization and Qualification. The Company does not own any interest in any other business enterprise or legal entity, except as disclosed in Exhibit 2.1. Exhibit 2.1 also correctly sets forth as to the Company its principal place of business, and jurisdictions in which it is qualified to do business. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York, with all requisite corporate power and authority to conduct its business and is not in breach of, or in default with respect to, any term of its Articles of Incorporation, Bylaws or other organizational documents, except where such breach would not have a Material Adverse Effect. The Company has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging, except where the failure to do so would not have a Material Adverse Effect. The Company is duly qualified to transact the business in which it is engaged in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except where the failure to do so would not have a Material Adverse Effect.

          2.2   Capitalization.   As of the date hereof, the total number of
shares of capital stock the Company is authorized to issue is 200 shares of Company Stock. As of the date hereof, 200 shares of Company Stock are issued and outstanding, of which the Stockholders own 100%, as set forth on Exhibit
2.2. The Company Stock is not owned or held in violation of any preemptive right of any other person or entity, is duly authorized, validly issued, fully paid and non-assessable, and is owned of record and beneficially by the Stockholders as set forth in Exhibit 2.2. The shares of Company Stock held by the Stockholders are free and clear of all liens, security interests, pledges, charges, encumbrances, voting agreements, and voting trusts. Except as set forth in Exhibit 2.2, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any shares of capital stock of the Company or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of the Company. There is outstanding no security or other instrument convertible into or exchangeable for capital stock of the Company.

          2.3 Financial Condition. The Company has delivered to DASI complete copies of the following which are attached as Exhibit 2.3: an unaudited balance sheet ("The Company Last Balance Sheet"), and trial balance as of February 3, 2000 ("The Company Last Balance Sheet Date"), which statements have been covered by the compilation report of the Company's independent accountants. Such balance sheet presents fairly the financial condition, assets and liabilities of the Company in all material respects as of its date; such statement of cash flows presents fairly the information purported to be shown therein in all material respects, in each case in accordance with generally accepted accounting principles, and subject to normal year-end audit adjustments in the case of unaudited statements. The financial statements referred to in this Section 2.3 have been prepared form the books and records of the Company. Except as set forth in Exhibit 2.3, since February 3, 2000:

                    (a) There has been no event or condition affecting the Company which would have a Material Adverse Effect on the Company (provided, however, that the Company and the Stockholders express no opinion as to political, business or economic matters of general applicability)and the Company has operated profitably;

                    (b) The Company has not authorized, declared, paid or effected any dividend or liquidation or other distribution in respect of its Company Stock or other equity interest or any direct or indirect redemption, purchase or other acquisition of any equity interest of the Company, out of the ordinary course of business;

                    (c) The operations of the Company have been conducted in all respects only in the ordinary course of business;

                    (d) The Company has not suffered any loss (whether or not covered by insurance) in excess of $5,000 or waived any material right; and

                    (e) There has been no accepted purchase order or quotation, arrangement or understanding for future sale of the products or services of the Company out of the ordinary course of business which the Company expects will not be profitable.

          2.4 Tax and Other Liabilities. Except as set forth on Exhibit 2.4, the Company does not have any present liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local, or foreign taxes and liabilities to customers or suppliers, which could have a Material Adverse Effect upon the Company, other than the following:

                    (a) Liabilities for which full provision has been made on the Company Last Balance Sheet as of the Company Last Balance Sheet Date; and

                    (b) Other liabilities arising since the Company Last Balance Sheet Date and prior to the Closing in the ordinary course of business which are not inconsistent with the representations and warranties of Company or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set forth as provisions for taxes on the Company Last Balance Sheet are sufficient for all accrued and unpaid taxes of the Company, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Company Last Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal years prior thereto. The Company has filed all applicable tax returns required to be filed by it or has obtained applicable extensions and are not delinquent with respect to such extensions; have paid (or have established on the Company Last Balance Sheet a reserve for) all taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises, which are due and payable and have delivered to the Company a true and correct copy of any report as to adjustments received by the Company from any taxing authority during the past five years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending.

          2.5   Litigation and Claims.   The Company has not received written
notice of any litigation, arbitration, claim, governmental or other proceeding, or investigation (each, a "Claim") pending, nor does the Company or any Stockholder possess Knowledge of any threatened Claim, with respect to the Company or any Stockholder (as it relates to the business of the Company), or any of the Company's business, properties, or assets, except as set forth on
Exhibit 2.5 and except as would not have a Material Adverse Effect. The Company is not affected by any present or threatened strike or other labor disturbance nor to the Knowledge of the Company or any Stockholder, is any union attempting to represent any employee of Company as collective bargaining agent. To the Knowledge of the Company and the Stockholders, the Company is not in material violation of, or in material default with respect to, any law, rule, regulation, order, judgment, or decree, nor is the Company or any Stockholder required to take any action in order to avoid such violation or default.

          2.6 Properties. The Company has good and marketable title to all properties and assets used in its business or owned by it (except such real and other property and assets as are held pursuant to leases or licenses described in Exhibit 2.6), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances, (except such as are disclosed in Exhibit 2.7 or disclosed on the Company Last Balance Sheet or are Permitted Liens).

                    (a) Attached as Exhibit 2.6 is a true and complete list of all properties and assets owned, leased, or licensed by the Company having an individual value of $3,000 or more, including with respect to such properties and assets leased or licensed by the Company, a brief description of such lease or license. Except for those properties and assets of the Company that were acquired subsequent to the Company Last Balance Sheet, all such properties and assets owned by the Company are reflected on the Company Last Balance Sheet. All properties and assets owned, leased, or licensed by the Company are in good and usable condition (ordinary wear and tear, which is not such as would have a Material Adverse Effect on the Company, excepted);

                    (b) No real property owned, leased or licensed by the Company lies in an area which, to the Knowledge of the Company or any Stockholder, is subjected to zoning, use or building code restrictions which prohibits, and to the Knowledge of the Company and each Stockholder, no stated facts relating to the actions or inaction of another person or entity of his or its ownership, licensing, leasing, or use of any real or personal property exists which prevents, the continued effective ownership, leasing, licensing or use of such real property in the business in which the Company is now engaged; and

                    (c) All accounts and notes receivable reflected on the Company Last Balance Sheet, and arising since the Last Balance Sheet Date, represent bona fide claims of the Company against third-party debtors for arms' length sales made, services performed or other charges for valid consideration arising to the extent that they have not been collected. To the Knowledge of the Company and each Stockholder, such accounts and notes receivable are subject to no right of recourse, defense, deduction, return of goods, counterclaim, offset, or setoff on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within 90 days of the date incurred.

          2.7 Contracts, Agreements and Instruments. Exhibit 2.7 accurately and completely sets forth the information required to be contained therein. The Company has furnished to DASI:

                    (a) The Articles of Incorporation, Bylaws and other organizational documents of the Company and all amendments thereto, as presently in effect, certified by the president or Stockholders of the Company;

                    (b) True and correct copies of all material contracts, agreements and other instruments referred to in Exhibit 2.7;

                    (c) True and correct copies of all material leases and licenses referred to in Exhibit 2.6; and

                    (d) True and correct written descriptions of all service, material supply, distribution, agency, financing or other arrangements or understandings referred to in Exhibit 2.7.

Except for matters which, in the aggregate, would not have a Material Adverse Effect or are otherwise disclosed in this Agreement, to the Knowledge of the Company or any Stockholder, no other party to any such contract, agreement, instrument, lease, or license is now in violation or breach of, or in default with respect to complying with, any material provision thereof, and each such contract, agreement, instrument, lease, or license contained in the exhibits hereto is in full force and effect and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. Each such service, supply, distribution, agency, financing, or other arrangement or understanding contained in the exhibits hereto is a valid and continuing arrangement or understanding, except for matters which, in the aggregate, would not have a Material Adverse Effect; neither the Company, nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding, except for matters which, in the aggregate, would not have a Material Adverse Effect; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way contained in the exhibits hereto, except for matters which, in the aggregate, would not have a Material Adverse Effect. The Company has not been a party to since its formation, nor is it now a party to, any contract, agreement, lease, license, arrangement, or understanding with any Stockholder or employee of the Company (except for employment agreements listed in Exhibit 2.7 and employment and compensation arrangements described in Exhibit 2.8, in each case with such Stockholder and employees who are not relatives or affiliates described in the next clause), any relative or affiliate of any Stockholder or of any employee of the Company, or any other partnership or enterprise in which any Stockholder or employee of the Company, or any such relative or affiliate then had or now has a 5% or greater ownership interest or other substantial interest, other than contracts and agreements listed and so specified in Exhibit 2.7.

          2.8 Employees. The Company does not have, or contribute to, any pension, profit-sharing, option, other incentive plan, or other Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974), or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, except as set forth in Exhibit 2.8. Exhibit 2.8 contains a true and correct statement of the names, relationship with the Company, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 1999 of the Stockholders and the three highest paid employees of the Company. Since December 31, 1999, the Company has not changed the rate of compensation of any of its Stockholders, employees, agents, dealers or distributors, except as disclosed in Exhibit 2.8.


          2.9 Intellectual Property. The Company does not own or have pending, nor has it licensed, any Intellectual Property, other than (i) as described in
Exhibit 2.9 (the "Company Intellectual Property") and (ii) Intellectual Property licensed pursuant to a "shrink-wrap" or commercially available agreement, and to the Knowledge of the Company and each of the Stockholders, the Company Intellectual Property has not been the subject of any interference, opposition or cancellation proceedings. None of any Stockholder, any employee of the Company, any relative or affiliate of any Stockholder or of any such employee, nor any other partnership or enterprise in which any Stockholder, any such employee, or any such relative or affiliate had or now has a five percent or greater ownership interest or other substantial interest, possesses any Intellectual Property which is used by the Company pursuant to any agreement or arrangement with such Person. To the Knowledge of Company or any Stockholder, the Company has not received any written notice or written claim of infringement by the Company of the intellectual Property of any third party. To the Knowledge of the Company or any Stockholder, there is no infringement by others of the Intellectual Property of the Company.

          2.10 Questionable Payments. To the Knowledge of the Company or any Stockholder, neither the Company, nor any of its Stockholders, agents, employees, or any other persons associated with or acting on behalf of the Company has, directly or indirectly:

                    (a) Used any of the Company funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity;

                    (b) Made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds;

                    (c) Violated any provision of the Foreign Corrupt Practices Act of 1977;

                    (d) Established or maintained any unlawful or unrecorded fund of corporate monies or other assets;

                    (e) Made any false or fictitious entry on the books or records of the Company;

                    (f) Made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; or

                    (g) Made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

          2.11 Authority to Exchange. The Company has all requisite corporate power and authority to execute, deliver, and perform this Agreement, and each Stockholder has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Company. A resolution by the board of directors of the Company
authorizing this Agreement is attached hereto as Exhibit 2.11.   This Agreement
and all exhibits hereto have been duly authorized, executed, and delivered by the Company, have been duly executed and delivered by the Stockholders, and is enforceable as to them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal or any third party (each of the foregoing, a "Consent") is required by the Company or any Stockholder for the execution, delivery, or performance of this Agreement by the Company or any Stockholder, except (i) where the failure to obtain such Consent would not have a Material Adverse Effect on the Company, or (ii) such consents referred to in Exhibit 2.11. Except where such violation, breach, conflict or entitlement would not have a Material Adverse Effect, the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any term of any written contract, agreement, instrument, lease, license, arrangement or understanding to which the Company is a party, or violate or result in a breach of any term of the Articles of Incorporation, Bylaws or other organizational documents, as amended, of the Company, or violate, result in a breach of, or conflict with any material law, rule, regulation, order, judgment, or decree binding on the Company. Upon the Closing, DASI will have good title to all of the outstanding capital stock and other ownership interests of the Company, including but not limited to Intellectual Property, free and clear of all liens, security interests, pledges, charges, encumbrances, voting agreements, and voting trusts except for Permitted Liens.

          2.12  Environment, Health, and Safety.


                    (a) The Company has complied with all environmental, health and safety laws, except where such non-compliance would not have a Material Adverse Effect, and the Company has not received any written notice with respect any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice being filed or commenced against the Company alleging any failure so to comply Without limiting the generality of the preceding sentence, to the Knowledge of the Company and its Stockholders, the Company has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all environmental, health and safety laws, except where such non-compliance would not have a Material Adverse Effect; and

                    (b) The Company does not have any material liability for damage to any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any environmental, health and safety law, except such damage that would not have a Material Adverse Effect.

          2.13 Completeness of Disclosure. No representation or warranty by the Company, any Stockholder in this Agreement contains or on the date of the Closing will contain any untrue statement of a material fact or omits or on the Closing Date will omit to state a material fact necessary to make the statements made not misleading, except for changes beyond the control of the Company and the Stockholders or unless disclosed by the Company or the Stockholders prior to Closing

          2.14 Operating Licenses. Set forth on Exhibit 2.14 hereto is a description of each material operating license or permit required for the conduct of the business of Company, together with the name of the government agency or entity issuing such license or permit. Such licenses and permits are valid and in full force and effect, and to the Knowledge of the Company, will not be terminated or otherwise adversely affected by the consummation of the transactions contemplated hereby except where such termination or effect would not have a Material Adverse Effect.

          2.15 Non-distributive Intent. The Stockholders are receiving the shares of DASI's Common Stock to be issued hereunder to them for their own account (and not for the account of others) for investment and not with a view to the distribution thereof. The Stockholders will not sell or otherwise dispose of such shares without registration under the Securities Act of 1933, as amended (the "Act"), or an exemption therefrom, and the certificate or certificates representing such shares will contain a legend to the foregoing effect. The Stockholders further acknowledge and agree that such shares shall be restricted from resale for a period of 12 months after the Closing Date, unless a registration statement registering the resale under the Act is deemed effective by the SEC at an earlier date. By virtue of their position, the Stockholders shall have access to the kind of financial and other information about DASI as would be contained in a registration statement filed under the Act, including reports filed pursuant to the Securities Exchange Act of 1934. The Stockholders have acknowledged their understanding of the foregoing in a Letter of Non-distributive Intent which is attached hereto as Exhibit 2.15 and incorporated herein by reference.

          2.16 Capalino. There is no shared client arrangement between the Company and James F. Capalino and/or James F. Capalino Associates. Mr. Capalino has no claim against the Company, or to its assets or the Company Stock. The Stockholders hereby agree to indemnify and hold harmless DASI and the Sub from any demand, claim, action, suit, or proceeding of any kind initiated by Mr. Capalino arising from his association with the Company.

                                 SECTION III.
              REPRESENTATIONS AND WARRANTIES OF DASI AND THE SUB

          Each of DASI and the Sub represents and warrants to the Company and the Stockholders as follows:

          3.1   DASI Organization and Qualification.   DASI does not own any
interest in any other business enterprise or legal entity, except as disclosed in Exhibit 3.1. Exhibit 3.1 also correctly sets forth as to the Company its place of formation, principal place of business, and jurisdictions in which it is qualified to do business. DASI is a corporation duly organized, validly existing, and in good standing under the laws of Texas, with all requisite power and authority to conduct its business and is not in breach of, or in default with respect to, any term of its Articles of Incorporation, Bylaws or other organizational documents, except where such breach would not have a Material Adverse Effect. DASI has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging, except where the failure to do so would not have a Material Adverse Effect. DASI is duly qualified to transact the business in which it is engaged in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except where the failure to do so would not have a Material Adverse Effect.

          3.2  Financial Condition.

                    (a) Since January 1, 1999, DASI has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). DASI has delivered or made available to the Company or its representative true and complete copies of the SEC Documents as the Company or its representative has requested from DASI. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of DASI included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of DASI as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Any business plan and pro forma financial statements provided by DASI to the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are or were made not misleading.

                    (b) DASI has delivered to the Company true and correct copies of the following which will be attached as Exhibit 3.2 hereof: an unaudited balance sheet ("DASI Consolidated Last Balance Sheet"), statement of income and statement of cash flows for the nine months ended September 30, 1999 ("DASI Consolidated Last Balance Sheet Date"), of DASI and its Subsidiaries on a consolidated basis. Such balance sheet presents fairly the financial condition, assets and liabilities of DASI and its Subsidiaries on a consolidated basis as of its date; such statement of income presents fairly the results of operations of DASI and its Subsidiaries on a consolidated basis for the period indicated; such statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this Section 3.2 have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and to DASI's and each of its Subsidiaries' Knowledge are correct and complete in all material respects, and are in accordance with the books and records of DASI and its Subsidiaries. Since September 30, 1999:

                          (i) There has been no change which would have a Material Adverse Effect on DASI and its Subsidiaries and neither DASI nor any of its Subsidiaries has taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does DASI or its Subsidiaries have any Knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                          (ii) DASI has not authorized, declared, paid, or effected any dividend or liquidation or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any such stock or any equity interest of DASI;

                          (iii) The operations and business of DASI and each of its Subsidiaries have been conducted in all respects only in the ordinary course of business;

                          (iv) There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the products or services of DASI or any of its Subsidiaries out of the ordinary course of business which DASI or any of its Subsidiaries expects will not be profitable; and

                          (v) Neither DASI nor any of its Subsidiaries has suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

There is no fact, circumstance or event known to DASI or any of its Subsidiaries which could have a Material Adverse Effect or in the future (as far as DASI and each of its Subsidiaries can foresee) may have a Material Adverse Effect on DASI or any of its Subsidiaries; provided, however, that DASI expresses no opinion as to political, business or economic matters of general applicability.

          3.3 Tax and Other Liabilities. Neither DASI nor any of its Subsidiaries has any liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local, or foreign taxes and liabilities to customers or suppliers, other than the following:

                    (a) Liabilities for which full provision has been made on the DASI Consolidated Last Balance Sheet; and

                    (b) Other liabilities arising since the DASI Consolidated Last Balance Sheet Date and prior to the Closing in the ordinary course of business which are not inconsistent with the representations and warranties of DASI or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set forth as provisions for taxes on the DASI Consolidated Last Balance Sheet are sufficient for all accrued and unpaid taxes of DASI and its Subsidiaries, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the DASI Consolidated Last Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal years prior thereto. Each of DASI and its Subsidiaries has filed all applicable tax returns required to be filed by it or has obtained applicable extensions and is not delinquent with respect to such extensions; has paid (or has established on the DASI Consolidated Last Balance Sheet a reserve for) all taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises, which are due and payable and has delivered to the Company a true and correct copy of any report as to adjustments received by DASI or any of its Subsidiaries from any taxing authority during the past five years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending.

          3.4 Litigation and Claims. Other than as set forth in its SEC Documents filed on or before the date hereof, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or to DASI's or any of its Subsidiaries' Knowledge threatened (or any basis therefore known to DASI or any of its Subsidiaries) with respect to DASI, or any of their business, properties or assets, or their officers and directors as it relates to their business. Neither DASI nor any of its Subsidiaries is affected by any present or threatened strike or other labor disturbance nor to the Knowledge of DASI or any of its Subsidiaries is any union attempting to represent any employee of DASI or any of its Subsidiaries as collective bargaining agent. To its Knowledge, each of DASI and its Subsidiaries is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, which is likely to cause a Material Adverse Effect, nor is DASI or any of its Subsidiaries required to take any action in order to avoid such violation or default.

          3.5 Authority to Exchange. Each of DASI and the Sub has all requisite organizational power and authority to execute, deliver, and perform this Agreement. All necessary organizational proceedings of each of DASI and the Sub have been duly taken to authorize the execution, delivery, and performance of this Agreement by each of DASI and the Sub. Resolutions by the board of directors of DASI and the board of managers of the Sub authorizing this Agreement are attached hereto as Exhibit 3.5. This Agreement and all exhibits hereto have been duly authorized, executed, and delivered by DASI and the Sub, constitute the legal, valid, and binding obligation of each of DASI and the Sub and are enforceable as to each of them in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by DASI or any of its Subsidiaries for the execution, delivery, or performance of this Agreement and exhibits by DASI and the Sub. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which DASI or any of its Subsidiaries is a party, or to which it or any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement and exhibits; and, except where such breach would not have a Material Adverse Effect, the execution, delivery, and performance of this Agreement and exhibits will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or Bylaws or other organizational documents, as amended, of DASI or any of its Subsidiaries, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on DASI or any of its Subsidiaries or to which DASI's or any of its Subsidiaries' operations, business, properties, or assets are subject.

          3.6 Completeness of Disclosure. No representation or warranty by either DASI or the Sub in this Agreement contains or on the date of the Closing will contain any untrue statement of a material fact or omits or on the Closing Date will omit to state a material fact necessary to make the statements made not misleading, except for changes beyond the control of DASI or unless disclosed by DASI prior to Closing. No event or circumstance has occurred or information exists with respect to DASI or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by DASI but which has not been so publicly announced or disclosed (assuming for this purpose that DASI's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by DASI under the Act).

          3.7   General Solicitation.

                    (a) Neither DASI, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of any of the DASI Common Stock to be issued pursuant to this Agreement (the "DASI Merger Shares").

                    (b) Neither DASI, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the DASI Merger Shares, under the Act or cause the offering of any of the DASI Merger Shares to be integrated with prior offerings by DASI for purposes of the Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the American Stock Exchange ("AMEX").

          3.8 Issuance. The DASI Merger Shares are duly authorized and, upon issuance in accordance with the terms hereof and the Option, as the case may be, shall be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and shall not be subject to preemptive rights or other similar rights of stockholders of DASI.

          3.9 Listing. Upon consummation of the transactions set forth in this Agreement, DASI will not be in violation of the listing requirements of the AMEX and does not reasonably anticipate that the DASI Common Stock will be delisted by AMEX in the foreseeable future. Neither DASI nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing.

          3.10 DASI Capitalization. As of the date hereof, the total number of shares of capital stock DASI is authorized to issue is 50,000,000. As of the date hereof, 25,341,486 are issued and outstanding. The DASI Common Stock is not owned or held in violation of any preemptive right of any other person or entity. The DASI Common Stock is held free and clear of all liens, security interests, pledges, charges, encumbrances, voting agreements, and voting trusts. Except as set forth in Exhibit 3.10, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any shares of capital stock of DASI or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of

DASI. There is outstanding no right, security or other instrument convertible into or exchangeable for capital stock of DASI.

                                  SECTION IV.
                                  DEFINITIONS

          The following additional definitions shall apply in this Agreement:

          4.1 "Intellectual Property" means all (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names, and corporate and company names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) computer software, data, code sources and documentation, and improvements thereto, (e) trade secrets and confidential business information (including ideas, formulas, compositions, inventions whether patentable or unpatentable and whether or not reduced to practice, know-how, processes and techniques, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (f) other proprietary rights, and (g) copies and tangible embodiments thereof (in whatever form or medium).

          4.2 "Knowledge" means actual knowledge after reasonable investigation.

          4.3 "Material Adverse Effect" means a material adverse effect on the business, property, financial condition or results of operations taken as a whole.

          4.4 "Operating Licenses" means those licenses, permits and registrations issued by the appropriate state and federal agencies which are necessary to the operation of Company's business. Such Operating Licenses are more fully described in Exhibit 2.14 hereto.

          4.5 "Permitted Liens" means (i) liens, charges or encumbrances disclosed in the financial statements referred to in Section 2.3 hereof, including the notes thereto, if any, (ii) liens, charges or encumbrances for current taxes not yet due and payable or which may hereafter be paid without penalty, (iii) liens, charges, encumbrances or security interests pursuant to
Exhibit 2.3, (iv) zoning, building and other similar governmental restrictions and liens, charges or encumbrances imposed by operation of law (including without limitation mechanics', carriers', workmen's, repairmen's, landlord's or other similar liens arising from or incurred in the ordinary course of business and for which the underlying payments are not yet delinquent), and liens arising under equipment leases with third parties entered into in the ordinary course of business, (v) easements, covenants, encroachments, rights-of-way or other similar restrictions and imperfections of title (none of which items referred to in the foregoing clauses (iv) and (v) materially impairs the use or value of the property subject thereto in the business of the Company as presently conducted), and (vi) any other liens, charges or encumbrances that would not have a Material Adverse Effect on the Company.

          4.6 "Person" means any individual, corporation, partnership, limited liability company or entity of any kind.

          4.7 "Subsidiary" means, when used with reference to any entity, any other entity in which at least fifty percent (50%) of the outstanding voting securities or interests (including membership interests) are owned directly or indirectly, but shall specifically exclude Loch Energy, Inc.

                                   SECTION V
                       CONDITIONS TO OBLIGATIONS OF DASI

          The obligations of DASI under this Agreement are subject, at the option of DASI, to the following conditions:

          5.1 Accuracy of Representations and Compliance With Conditions. All representations and warranties of Company and the Stockholders contained in this Agreement shall be accurate when made and, in addition, shall be accurate in all material respects as of the Closing as though such representations and warranties were then made by Company or such Stockholders , except for representations and warranties that speak as of a specific date or time other than the date of Closing, (which need only be true and correct in all material respects as of such date or time). As of the Closing, the Company and the Stockholders shall have performed and complied with, in all material respects, all covenants and agreements, and satisfied in all material respects, all conditions required to be performed and complied with by any of them at or before such time by this Agreement.

          5.2 Other Closing Documents. Company and the Stockholders shall have delivered to DASI at or prior to the Closing such other documents as DASI may reasonably request in order to effect the consummation of the transactions contemplated hereby.

          5.3 Legal Action. There shall not have been instituted or threatened any legal proceeding seeking to prohibit or otherwise challenging the consummation of, the transactions contemplated by this Agreement , excluding any such legal proceeding instituted by DASI or any affiliate thereof.

          5.4 No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which:

                    (a) Makes any of the transactions contemplated by this Agreement illegal; or

                    (b) Otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement.

          5.5 Contractual Consents Needed. The parties to this Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by this Agreement from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them or any subsidiary is a party, or to which any of their respective businesses, properties, or assets are subject, except where the failure would not have a Material Adverse Effect.

          5.6 Other Agreements. Those agreements set forth on Exhibit 5.6 to this Agreement shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Closing, shall be in full force and effect, valid and binding upon the parties thereto, and enforceable by them in accordance with their terms at the Closing, and no party thereto at any time from the execution thereof until immediately after the Closing shall have been in violation of or in default in complying with any material provision thereof.

          5.7 Opinion of Counsel. DASI shall have received the opinion of Schulte Roth & Zabel LLP, special counsel to the Company, dated the Closing Date and addressed to DASI, in form and substance reasonably satisfactory to DASI and its counsel.

                                  SECTION VI.
                         CONDITIONS TO OBLIGATIONS OF
                         COMPANY AND THE STOCKHOLDERS

          The obligations of Company and the Stockholders under this Agreement are subject, at the option of Company and the Stockholders, to the following conditions:

          6.1 Accuracy of Representations and Compliance With Conditions. All representations and warranties of DASI contained in this Agreement shall be accurate when made and shall be accurate as of the Closing as though such representations and warranties were then made by DASI. As of the Closing, DASI shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by this Agreement.

          6.2 Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenging the consummation of, the transactions contemplated by this Agreement or related agreements set forth as an exhibit hereto, or to obtain substantial damages with respect thereto.

          6.3 No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of
Company:

                    (a) Makes any of the transactions contemplated by this Agreement illegal;

                    (b) Requires the divestiture by the Stockholders of a material portion of the business of Company taken as a whole; or

                    (c) Otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement.

          6.4 Opinion of Counsel. The Company and the Stockholders shall have received the opinion of Brewer & Pritchard, P.C., special counsel to DASI and the Sub, dated the Closing Date and addressed to the Company and the Stockholders, in form and substance reasonably satisfactory to the Company, the Stockholders and their counsel.

          6.5 Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law by the stockholders of the Company and the Sub.

          6.6 Regulatory Approval. Any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, and any other United States or foreign governmental or regulatory notices or approvals which to the Knowledge of DASI are required with respect to the transactions shall have been either filed or received.

          6.7 Listing. The DASI Common Stock issuable to the Stockholders pursuant to this Agreement and the Option Shares to be reserved for issuance upon the exercise of the Options shall have been authorized for listing on AMEX, subject only to official notice of issuance.

          6.8 Non-Competition, Non-Solicitation and Employment Agreement. On or before Closing, non-competition, non-solicitation and employment agreements substantially in the form attached hereto as Exhibit 6.8 shall be executed.

          6.9 D&O Insurance. DASI/Sub shall have arranged for directors' and officers' liability insurance to be in place at the Effective Time on terms and conditions satisfactory to the Company and the Stockholders.

          6.10 Other Closing Documents. DASI and the Sub shall have delivered to the Company and the Stockholders at or prior to the Closing such other documents as the Company or the Stockholders may reasonably request in order to effect the consummation of the transactions contemplated hereby.

          6.11 Contractual Consents Needed. The parties to this Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by this Agreement from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them or any subsidiary is a party, or to which any of their respective businesses, properties, or assets are subject, except where the failure would not have a Material Adverse Effect.

          6.12 Other Agreements. Those agreements set forth on Exhibit 6.13 to this Agreement shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Closing, shall be in full force and effect, valid and binding upon the parties thereto, and enforceable by them in accordance with their terms at the Closing, and no party thereto at any time from the execution thereof until immediately after the Closing shall have been in material violation of or in material default in complying with any material provision thereof.

                                 SECTION VII.
                          COVENANTS AND AGREEMENTS OF
                         COMPANY AND THE STOCKHOLDERS

          Company and the Stockholders covenant and agree as follows:

          7.1 Public Statements. Before Company or any Stockholders shall release any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, they shall cooperate with DASI, shall furnish drafts of all documents or proposed oral statements to DASI for comments, and shall not release any such information without the written consent of DASI, such consent not to be reasonably withheld. Nothing contained herein shall prevent Company or any Stockholders from furnishing any information to any governmental authority if required to do so by law.

          7.2 Consents Without any Condition. Company and the Stockholders shall not make any agreement or understanding with a third party not in the ordinary course of business without approval in writing by DASI.

          7.3 Access. Upon reasonable written notice to the Company by DASI, the Company will afford, and the Stockholders will cause Company to afford the officers, counsel, agents, investment bankers, accountants, and other authorized representatives of DASI, such access during normal business hours throughout the period prior to the Effective Time, to the properties, books, and records of Company. During such period, DASI will be entitled to make extracts from and copies of such books and records; and the Company will from time to time furnish DASI with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets or liabilities of the Company as DASI from time to time may reasonably request. Company and the Stockholders will also cause the public accountants of Company to make available to DASI and its public accountants the work papers relating to the audits, if any, of Company.

          7.4 Conduct of Business. The Company will, and the Stockholders will cause Company to, conduct its affairs so that at the Closing, no representation or warranty of Company or any Stockholder will be inaccurate in any material respect, no covenant or agreement of Company or any Stockholder will be breached in any material respect, and no condition in this Agreement will remain materially unfulfilled by reason of the actions or omissions of Company or any Stockholder.

          7.5 Notice of Changes. Until the Closing or the earlier rightful termination of this Agreement, Company and the Stockholders will immediately advise DASI in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which any of them obtains Knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or an exhibit hereto, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

          7.6 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, the Company agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws (including without limitation, obtaining any necessary stockholder, governmental and third party approval), so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with DASI to that end.

                                 SECTION VIII.
                 COVENANTS AND AGREEMENTS OF DASI AND THE SUB

           Each of DASI and the Sub covenants and agrees as follows:

          8.1 Public Statements. Before DASI or the Sub shall release any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, it shall cooperate with Company, shall furnish drafts of all documents or proposed oral statements to Company for comments, and shall not release any such information without the written consent of Company, such consent not to be reasonably withheld. Nothing contained herein shall prevent DASI or the Sub from furnishing any information to any governmental authority if required to do so by law.

          8.2 Consents Without any Condition. Neither DASI nor the Sub shall make any agreement or understanding with a third party not in the ordinary course of business not approved in writing by Company as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

          8.3 Conduct of Business. Each of DASI and the Sub will conduct its affairs so that at the Closing no representation or warranty of DASI or the Sub will be inaccurate in any material respect, no covenant or agreement of DASI or the Sub will be breached in any material respect, and no condition in this Agreement will remain materially unfulfilled by reason of the actions or omissions of DASI or the Sub.

          8.4 Notice of Changes. Until the Closing or the earlier rightful termination of this Agreement, DASI will immediately advise Company in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains Knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or an exhibit hereto, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

          8.5 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of DASI and the Sub agree to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws (including without limitation, obtaining any necessary stockholder, governmental and third party approval), so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the Company to that end.

          8.6 Information. Each of DASI and the Sub agrees that it will not, and will cause it representatives not to, use any information obtained pursuant to this Agreement (including without limitation, Section 7.3 hereof), as well as any other information obtained prior to the date hereof in connection with its consideration of the transactions contemplated hereby and the entering into of this Agreement, for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Each of DASI and the Sub shall keep confidential, and shall cause it s representatives to keep confidential, all information and documents obtained pursuant to this Agreement (including without limitation, Section 7.3 hereof), as well as any other information obtained prior to the date hereof in connection with its consideration of the transactions contemplated hereby and the entering into of this Agreement, unless such information (i) was already known to DASI or the Sub, (ii) is disclosed with the prior written approval of the party to which such information pertains, (iii) is already present in the public domain, or (iv) is required to be disclosed by law. In the event that this Agreement is terminated or the transactions contemplated hereby shall otherwise fail to be consummated, DASI and the Sub shall promptly cause all copies of documents or extracts thereof containing information and data as to the Company to be returned to the Company.

          8.7 Filings. DASI agrees to file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act. The financial statements of DASI and its Subsidiaries will be prepared in accordance with generally accepted accounting principles, consistently applied, and will fairly present in all material respects the consolidated financial position of

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

DASI and its Subsidiaries and results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                                  SECTION IX.
                                 MISCELLANEOUS

          9.1 Brokerage and Other Fees. The Parties agree that there are no brokerage arrangements or fee obligations, in writing or otherwise, with respect to the transactions set forth in this Agreement. Each party shall be responsible for the fees of their respective professionals (including, without limitation, legal and accounting fees) engaged to assist in the preparation, negotiation and counseling with respect, and relating, to this Agreement and consummation of the transactions contemplated herein, as well as their respective out-of-pocket expenses, except DASI agrees to pay for the preparation of the necessary transfer documents to accomplish the Merger herein.

          9.2 Further Actions. At any time and from time to time, Parties agree, at their expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

          9.3 Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, the Parties shall be entitled before, and only before, Closing, in addition to any other right or remedy available to them, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement; and in either case, no bond or other security shall be required in connection therewith, and Parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

          9.4 Survival. All statements contained in any certificate or other instrument delivered by or on behalf of either Company or the Stockholders pursuant to this Agreement or in connection with the exchange contemplated hereby shall be deemed joint and several representations and warranties by Company and the Stockholders. All covenants, agreements, representations, and warranties made by Company, the Stockholders and DASI contained in or made pursuant to this Agreement shall survive until November 30, 2000, irrespective of any investigation made by or on behalf of any party (the "Survival Date"). No claim for indemnification may be brought pursuant to this Section 9.4 unless asserted by written notice provided herein by the party claiming indemnification on or before the Survival Date.

          9.5 Modification. The Agreement and the exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by the Parties.

          9.6 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered, or if telecopied, provided that such facsimile transmission is confirmed within one (1) business day thereafter by U.S. mail in accordance with this Section 9.6, or if sent by national overnight delivery service or mailed, first class, registered or certified mail, postage prepaid to the following:


              If to DASI or the Sub

               With a copy to:

               If to the Company or
               a Stockholder to:        850 Third Avenue, 19/th/ Floor
                                        New York, New York 10022
                                        Phone: 212-824-3005
                                        Facsimile: 212-588-0224

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

               With a copy to:          Schulte Roth & Zabel LLP
                                        900 Third Avenue
                                        New York, New York 10022
                                        Phone: 212-756-2524
                                        Telecopy No.:  212-593-5955
                                        Attention: Michael R. Littenberg, Esq.

or to such other address as shall be given in writing by any party to the others. If sent by U.S. mail in accordance with this Section 9.6, such notices shall be deemed given and received on the earlier to occur of (a) actual receipt at the above specified address of the mailed addressee, or (b) the third
(3rd) business day after deposit with the U.S. Postal Service in the manner herein provided or (c) the business day of the successful transmission of such telecopy or delivery by national overnight service. Notices delivered by any other means shall be deemed given and received upon actual receipt of the above-specified address of the addressee.

          9.7 Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the Board of Directors or by an officer of the waiving party.

          9.8 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of each party's respective successors, assigns, heirs, and personal representatives.

          9.9 No Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

          9.10 Severability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

          9.11 Headings. The headings of this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          9.12  Counterparts, Governing Law.   This Agreement may be executed in
any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to conflict of laws.

          9.13 Indemnification Procedures. Promptly after receipt by DASI, on the one hand, or Stockholders on the other hand (in any such case, the "Indemnitee"), of notice of any action, suit, proceeding, audit, claim or potential claim (any of which is hereinafter individually referred to as a "Circumstance"), which could give rise to a right to indemnification for damages pursuant to Section 9.13, the Indemnitee shall give the party who may become obligated to provide indemnification hereunder (the "Indemnitor") written notice describing the Circumstance in reasonable detail; provided, that failure of an Indemnitee to give such notice to the Indemnitor shall not relieve the Indemnitor from any of its indemnification obligations hereunder unless (and then only to the extent) that the failure to give such notice prejudices the defense of the Circumstance by the Indemnitee. Such Indemnitor shall have the right, at its option and upon its acknowledgment to the Indemnitee of Indemnitor's liability to indemnify Indemnitee in respect of such asserted liability, to compromise or defend, at its own expense and by its own counsel, any such matter involving the asserted liability of the Indemnitee; provided, that any such compromise (i) shall include as a unconditional term thereof the giving by the claimant or the plaintiff to such Indemnitee of a release from all liability in respect of such claim and (ii) shall not result in the imposition on the Indemnitee of any remedy other than monetary damages to be paid in full by the Indemnitor pursuant to this Section 9.13. If any Indemnitor shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnitee of its intention to do so, and the Indemnitee agrees to, and to cause its own independent counsel to, cooperate fully with the Indemnitor and its counsel in the compromise of, or defense against, any such asserted liability. All reasonable out-of-pocket costs and expenses incurred by the Indemnitee in connection with such cooperation (including, without limitation, the reasonable fees and expenses of the Indemnitee's own independent counsel) shall be borne by the Indemnitor. In any event, the Indemnitee shall have the right to participate with its own counsel (the reasonable fees and expenses of which will be borne by Indemnitor) in the defense of such asserted liability; provided that if with respect to a Circumstance, Indemnitor shall have acknowledged Indemnitor's liability to indemnify Indemnitee if and to the extent of any loss arising out of such Circumstance and Indemnitor shall be diligently defending such matter, Indemnitor shall not be obligated to indemnify Indemnitee for the cost of Indemnitee's participation in such defense, including Indemnitee's attorney's fees. Under no circumstances shall the Indemnitee compromise any such asserted liability without the written consent of the Indemnitor (which consent shall not be unreasonably withheld), unless the Indemnitor shall have failed or refused to undertake the defense of any such asserted liability after a reasonable period of time has elapsed following the notice of a Circumstance received by such Indemnitor pursuant to this Section 9.14.

          [REST OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective as of the date written in the preamble of this Agreement.


                              DESIGN AUTOMATION SYSTEMS, INC.


                              By:______________________________________
                                 Name: Charles Leaver
                                 Title: Chief Executive Officer


                              SUB: EACQ, LLC


                              By:______________________________________
                                 Name:
                                 Title: President

                              COMPANY: THE GROWTH STRATEGY GROUP, INC.


                              By:______________________________________
                                 Name:
                                 Title: President


                              Address:_________________________________


                              STOCKHOLDERS:


                              _________________________________________
                              Name: Peter Davis
                              Address:_________________________________

                              _________________________________________
                              Name: Jean Albert
                              Address:_________________________________

                              _________________________________________
                              Name: Michael McCahey
                              Address:_________________________________

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